EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

B.R.C. S.r.l.

Milan, Italy

We hereby consent to the incorporation by reference in the previously flied open Registration Statements: (a) the Registration Statement (Form S-8, No. 33-38649); (b) the Registration Statement (Form S-8, No. 33-07035); (c) the Registration Statement (Form S-8, No. 33-62889); (d) the Registration Statement (Form S-8, No. 333-44085); (e) the Registration Statement (Form S-8, No. 333-71544); (f) the Registration Statement (Form S-3, No. 333-82110); (g) the Registration Statement (Form S-3, No. 333-88690); (h) the Registration Statement (Form S-8, No. 333-102069); (i) the Registration Statement (Form S-3, No. 333-102068); (j) the Registration Statement (Form S-3, No. 333-120029); and (k) the Registration Statement (Form S-8, No. 333-118689) of our report dated February 25, 2005, except for Note 15 as to which the date is March 31, 2005, relating to the consolidated financial statements appearing in the IMPCO Technologies, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2004.

/s/    BDO SALA SCELSI FARINA S.P.A.

BDO Sala Scelsi Farina S.p.A.

Milan, Italy

November 18, 2005